UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Absolute Shares Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	(see next page)
(State of incorporation or organization)	(IRS Employer Identification No.)

c/o Millington Securities, Inc. 331 Newman Springs Road, Suite 122 Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-192733

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of each of the following ten portfolios, each a separate series of the Absolute Shares Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 3 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 3 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-192733; 811-22917) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust’s ten investment portfolios to which this filing relates and their respective Internal Revenue Service Employer Identification Numbers are as follows:

WBI SMID Tactical Growth Shares	46-5337720
WBI SMID Tactical Value Shares	46-5314888
WBI SMID Tactical Yield Shares	46-5296352
WBI SMID Tactical Select Shares	46-5325366
WBI Large Cap Tactical Growth Shares	46-5405428
WBI Large Cap Tactical Value Shares	46-5375845
WBI Large Cap Tactical Yield Shares	46-5356467
WBI Large Cap Tactical Select Shares	46-5388931
WBI Tactical Income Shares	46-5362644
WBI Tactical High Income Shares	46-5292350

Item 2. Exhibits.

1. The Trust’s Declaration of Trust is included as Exhibit 99.(a) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on August 8, 2014 (“Registration Statement”).

2. The Trust’s By-Laws is included as Exhibit 99.(b) to the Trust’s Registration Statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ABSOLUTE SHARES TRUST

August 26, 2014	/s/ Don Schreiber, Jr.
Name: Don Schreiber, Jr.
Title: Chairman, Trustee, President and PEO